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                                                                    Exhibit 10.1

               AMENDMENT TO MANAGEMENT PERFORMANCE SHARE AGREEMENT

     Pursuant to the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the "Plan"), MetLife, Inc. hereby amends your Management Performance Share Agreement (the "Agreement") as of December 31, 2005, as follows (this "Amendment"):

     1. Section 2(b) of the Agreement is restated in its entirety as follows:

               "(b) Death. In the event that your employment with the Company or an Affiliate terminates due to your death, your Performance Shares will be due and payable in Shares (or cash at a value equal to the Closing Price on the date of your death, if so determined by the Committee)."

     2. Any capitalized word used in this Amendment is defined in the Plan or the Agreement. This Amendment will be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. This Amendment, the Agreement (including any Clarification), and the Plan represent the entire agreement between you and the Company, and you and all Affiliates, regarding your Performance Shares and no other promises, terms, or agreements of any kind regarding your Performance Shares apply. In the event any provision of this Amendment is held illegal or invalid, the rest of this Amendment will remain enforceable.

     IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment.

METLIFE, INC.

By:  Robert H. Benmosche
     ---------------------------------------
     Name

     Chairman of the Board and CEO
     ---------------------------------------
     Title


     /s/ Robert H. Benmosche
     ---------------------------------------
      Signature



       This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.